Exhibit 99.3

Information Relating to Part II.

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of 10,000,000 shares of common stock of Cushman & Wakefield plc, registered pursuant to the shelf Registration Statement on Form S-3 (Registration No. 333-234624) filed on November 12, 2019, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated, except the Securities and Exchange Commission filing fee, which was paid in connection with the filing of the prospectus supplement to the prospectus contained in the Registration Statement, and the FINRA filing fee, which was paid in connection with the filing of the Registration Statement.

Amount to be paid
Securities and Exchange Commission registration fee	$28,818.3
FINRA filing fee	225,500
Printing expenses	100,000
Legal fees and expenses	400,000
Accounting fees and expenses	100,000
Miscellaneous fees and expenses	25,000

Total	$879,318.3